Exhibit 99.1
Editorial Contacts:
Ben Lu, Vice President, Investor Relations - USA (510) 713-5568
Krista Todd, Vice President, Global Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech Delivers New Sales Record and
Sixth Consecutive Year of Growth
Earnings Per Share Up Over 20%; Company Beats
Three-Year Non-GAAP EPS Goal A Full Year Early
LAUSANNE, Switzerland - Apr. 30, 2019 and NEWARK, Calif., Apr. 29, 2019 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the fourth quarter and full year of Fiscal Year 2019, ended March 31, 2019.
For Fiscal Year 2019:

•	Sales were the highest ever at $2.79 billion, up 9 percent in US dollars and 10 percent in constant currency compared to the prior year, the sixth consecutive year of growth.

•	GAAP operating income grew 15 percent to $263 million, compared to $230 million a year ago. GAAP earnings per share (EPS) grew 24 percent to $1.52, compared to $1.23 a year ago.

•	Non-GAAP operating income grew 23 percent to $352 million, compared to $287 million a year ago. Non-GAAP EPS grew 26 percent to $2.01, compared to $1.60 a year ago.
For Q4 Fiscal Year 2019:

•	Sales grew to $624 million, up 5 percent in US dollars and 9 percent in constant currency compared to Q4 of the prior year.

•	GAAP operating income grew 8 percent to $42 million, and non-GAAP operating income grew 16 percent to $64 million, compared to Q4 of the prior year.
“We’ve delivered our third consecutive year of double-digit growth in constant currency and our highest fiscal year sales ever,” said Bracken Darrell, Logitech president and chief executive officer. “Our innovative, diverse product portfolio delivered, led by strong, sustainable growth in our major categories of Gaming, Video Collaboration, and Creativity & Productivity. And we are not just growing topline, but also systematically delivering strong leverage on the bottom line. In fact, we achieved our plan to double non-GAAP EPS to $2.00 a full year early. Our strategy is working, and we are excited for our future as the world’s leading cloud peripheral company.”
Outlook
Logitech confirmed its Fiscal Year 2020 outlook of mid to high single-digit sales growth in constant currency and $375 million to $385 million in non-GAAP operating income.

Management Update
Additionally, Logitech announced today that Vincent Pilette, Logitech’s chief financial officer, is leaving the Company. Vincent will leave, and cease to be a member of the Group Management Team, at the end of May, 2019, to pursue a senior leadership role at another company. Logitech has named Nate Olmstead interim chief financial officer following Vincent’s departure. Nate joined Logitech in 2019 as vice president of finance, and brings over 16 years of financial management experience, most recently as the vice president of finance for global operations at Hewlett Packard Enterprise. Nate has a BA from Stanford and an MBA from Harvard.
“When I joined Logitech, I had a vision to turn Logitech into a design company, pursuing opportunities in the many new market opportunities enabled by the cloud,” said Bracken Darrell. “We needed financial and operational strength to support the ambition of that vision. Vincent has been a terrific partner for this pursuit these past six years, and we’ve made great progress. But more important than his partnership and leadership is the team he built and the culture of rigor and discipline he helped instill throughout the company. We now have a strong, seasoned finance team across every area and a proven track record of operational excellence. That is his most important legacy. I’m excited for him in his next challenge. And I’m even more energized by our continued progress toward our design company vision."
Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q4 and the full Fiscal Year 2019 on Tuesday, April 30, 2019 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, purchase accounting effect on inventory, acquisition-related costs, change in fair value of contingent consideration for business acquisition, restructuring charges (credits), loss (gain) on investments in privately held companies, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the

Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2020.
About Logitech
Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. More than 35 years ago, Logitech started connecting people through computers, and now it’s a multi-brand company designing products that bring people together through music, gaming, video and computing. Brands of Logitech include Logitech, Ultimate Ears, Jaybird, Blue Microphones, ASTRO Gaming and Logitech G. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.
# # #
This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months and full fiscal year ended March 31, 2019, innovation, product portfolio, brand leadership, growth, profitability and leverage, sustainability, market leadership, position for the future, focus, vision ability to be a design company, outlook for Fiscal Year 2020 operating income and sales growth, and our executive officers. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; risks associated with acquisitions. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2018, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.
Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website atwww.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2019	2018	2019	2018

Net sales (A)	$624,308	$592,426	$2,788,322	$2,566,863
Cost of goods sold	388,028	377,617	1,737,969	1,648,744
Amortization of intangible assets and purchase accounting effect on inventory	3,305	2,574	13,342	8,878
Gross profit	232,975	212,235	1,037,011	909,241
Operating expenses:
Marketing and selling	119,628	109,572	488,263	435,489
Research and development	42,110	37,616	161,230	143,760
General and administrative	23,557	23,387	98,732	96,353
Amortization of intangible assets and acquisition-related costs	3,913	2,553	14,290	8,930
Change in fair value of contingent consideration for business acquisition	—	—	—	(4,908)
Restructuring charges (credits), net	1,540	—	11,302	(116)
Total operating expenses	190,748	173,128	773,817	679,508
Operating income	42,227	39,107	263,194	229,733
Interest income	2,666	1,872	8,375	4,969
Other income (expense), net	493	(1,543)	(436)	(2,437)
Income before income taxes	45,386	39,436	271,133	232,265
Provision for income taxes	3,265	5,032	13,560	23,723
Net income	$42,121	$34,404	$257,573	$208,542

Net income per share :
Basic	$0.25	$0.21	$1.56	$1.27
Diluted	$0.25	$0.20	$1.52	$1.23

Weighted average shares used to compute net income per share:
Basic	165,776	164,374	165,609	164,038
Diluted	168,956	169,387	168,965	168,971

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

	March 31,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2019	2018

Current assets:
Cash and cash equivalents	$604,516	$641,947
Accounts receivable, net (A)	383,309	214,885
Inventories	293,495	259,906
Other current assets (A)	69,116	56,362
Total current assets	1,350,436	1,173,100
Non-current assets:
Property, plant and equipment, net	78,552	86,304
Goodwill	343,684	275,451
Other intangible assets, net	118,999	87,547
Other assets	132,453	120,755
Total assets	$2,024,124	$1,743,157

Current liabilities:
Accounts payable	$283,922	$293,988
Accrued and other current liabilities (A)	433,897	281,732
Total current liabilities	717,819	575,720
Non-current liabilities:
Income taxes payable	36,384	34,956
Other non-current liabilities	93,582	81,924
Total liabilities	847,785	692,600

Shareholders' equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares—173,106 at March 31, 2019 and 2018
Additional shares that may be issued out of conditional capitals — 50,000 at March 31, 2019 and March 31, 2018
Additional shares that may be issued out of authorized capital — 34,621 at March 31, 2019 and none at March 31, 2018
Additional paid-in capital	56,655	47,234
Shares in treasury, at cost— 7,244 and 8,527 shares at March 31, 2019 and 2018, respectively	(169,802)	(165,686)
Retained earnings (A)	1,365,036	1,232,316
Accumulated other comprehensive loss	(105,698)	(93,455)
Total shareholders' equity	1,176,339	1,050,557
Total liabilities and shareholders' equity	$2,024,124	$1,743,157

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended			Fiscal Years Ended
	March 31,			March 31,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2019		2018	2019	2018

Cash flows from operating activities:
Net income	$42,121		$34,404	$257,573	$208,542
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,816		11,077	43,471	41,295
Amortization of intangible assets	6,944		4,954	24,180	15,607
Share-based compensation expense	13,102		10,899	50,265	44,138
Gain on investments	(227)		(119)	(816)	(669)
Deferred income taxes	(2,535)		413	(12,257)	7,141
Change in fair value of contingent consideration for business acquisition	—		—	—	(4,908)
Other	148		(18)	(230)	(11)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	100,146		137,665	(58,798)	(26,363)
Inventories	47,612		21,739	(21,551)	16,047
Other assets	2,298		2,045	(8,800)	(16,908)
Accounts payable	(152,791)		(134,016)	(19,134)	17,695
Accrued and other liabilities	(35,896)		1,134	51,278	44,655
Net cash provided by operating activities	31,738	—	90,177	305,181	346,261
Cash flows from investing activities:
Purchases of property, plant and equipment	(7,626)		(12,155)	(35,930)	(39,748)
Acquisitions, net of cash acquired	94		—	(133,814)	(88,323)
Investment in privately held companies	(175)		(360)	(2,717)	(1,240)
Proceeds from return of investments	124		—	124	237
Purchases of short-term investments	—		—	(1,505)	(6,789)
Sales of short-term investments	—		—	—	6,789
Purchases of trading investments	(868)		(3,211)	(5,203)	(6,053)
Proceeds from sales of trading investments	862		3,214	5,700	6,423
Net cash used in investing activities	(7,589)	—	(12,512)	(173,345)	(128,704)
Cash flows from financing activities:
Payment of cash dividends	—		—	(113,971)	(104,248)
Payment of contingent consideration for business acquisition	—		—	—	(5,000)
Purchases of registered shares	(9,995)		(10,314)	(32,449)	(30,722)
Proceeds from exercises of stock options and purchase rights	7,922		10,963	18,057	41,910
Tax withholdings related to net share settlements of restricted stock units	(1,659)		(4,308)	(30,770)	(29,813)
Net cash used in financing activities	(3,732)		(3,659)	(159,133)	(127,873)
Effect of exchange rate changes on cash and cash equivalents	(389)		3,053	(10,134)	4,730
Net increase (decrease) in cash and cash equivalents	20,028		77,059	(37,431)	94,414
Cash and cash equivalents at beginning of the period	584,488		564,888	641,947	547,533
Cash and cash equivalents at end of the period	$604,516		$641,947	$604,516	$641,947

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

NET SALES	Three Months Ended			Fiscal Years Ended
	March 31,			March 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2019	2018	Change	2019	2018	Change

Net sales by product category:
Pointing Devices	$131,640	$129,937	1%	$536,890	$516,637	4%
Keyboards & Combos	132,356	136,787	(3)	536,619	498,472	8
PC Webcams	30,366	31,776	(4)	121,282	112,147	8
Tablet & Other Accessories	23,412	27,292	(14)	128,315	107,942	19
Video Collaboration	69,367	54,709	27	259,521	182,717	42
Mobile Speakers	22,688	13,974	62	230,378	314,817	(27)
Audio & Wearables	65,086	55,248	18	277,429	252,330	10
Gaming	137,649	126,763	9	648,130	491,995	32
Smart Home	11,515	15,892	(28)	49,344	89,373	(45)
Other (1)	229	48	377	414	433	(4)
Total net retail sales	$624,308	$592,426	5	$2,788,322	$2,566,863	9
__________________

(1) Other category includes products that we currently intend to transition out of, or have already transitioned out of, because they are no longer strategic to our business.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - Unaudited

GAAP TO NON GAAP RECONCILIATION (A)(B)	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2019	2018	2019	2018

Gross profit - GAAP	$232,975	$212,235	$1,037,011	$909,241
Share-based compensation expense	938	971	3,812	3,733
Amortization of intangible assets and purchase accounting effect on inventory	3,305	2,574	13,342	8,878
Gross profit - Non-GAAP	$237,218	$215,780	$1,054,165	$921,852

Gross margin - GAAP	37.3%	35.8%	37.2%	35.4%
Gross margin - Non-GAAP	38.0%	36.4%	37.8%	35.9%

Operating expenses - GAAP	$190,748	$173,128	$773,817	$679,508
Less: Share-based compensation expense	12,164	9,928	46,453	40,405
Less: Amortization of intangible assets and acquisition-related costs	3,913	2,553	14,290	8,930
Less: Change in fair value of contingent consideration for business acquisition	—	—	—	(4,908)
Less: Restructuring charges (credits), net	1,540	—	11,302	(116)
Operating expenses - Non-GAAP	$173,131	$160,647	$701,772	$635,197

% of net sales - GAAP	30.6%	29.2%	27.8%	26.5%
% of net sales - Non - GAAP	27.7%	27.1%	25.2%	24.7%

Operating income - GAAP	$42,227	$39,107	$263,194	$229,733
Share-based compensation expense	13,102	10,899	50,265	44,138
Amortization of intangible assets	6,944	4,954	24,180	15,607
Purchase accounting effect on inventory	34	173	1,756	789
Acquisition-related costs	240	—	1,696	1,412
Change in fair value of contingent consideration for business acquisition	—	—	—	(4,908)
Restructuring charges (credits), net	1,540	—	11,302	(116)
Operating income - Non - GAAP	$64,087	$55,133	$352,393	$286,655

% of net sales - GAAP	6.8%	6.6%	9.4%	8.9%
% of net sales - Non - GAAP	10.3%	9.3%	12.6%	11.2%

Net income - GAAP	$42,121	$34,404	$257,573	$208,542
Share-based compensation expense	13,102	10,899	50,265	44,138
Amortization of intangible assets	6,944	4,954	24,180	15,607
Purchase accounting effect on inventory	34	173	1,756	789
Acquisition-related costs	240	—	1,696	1,412
Change in fair value of contingent consideration for business acquisition	—	—	—	(4,908)
Restructuring charges (credits), net	1,540	—	11,302	(116)
Gain on investments	(227)	(119)	(816)	(669)
Non-GAAP income tax adjustment	830	4,249	(6,952)	6,282
Net income - Non - GAAP	$64,584	$54,560	$339,004	$271,077

Net income per share:
Diluted - GAAP	$0.25	$0.20	$1.52	$1.23
Diluted - Non - GAAP	$0.38	$0.32	$2.01	$1.60

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	168,956	169,387	168,965	168,971

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SHARE-BASED COMPENSATION EXPENSE	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2019	2018	2019	2018

Share-based Compensation Expense
Cost of goods sold	$938	$971	$3,812	$3,733
Marketing and selling	5,380	4,417	20,630	17,765
Research and development	2,073	1,584	7,368	6,381
General and administrative	4,711	3,927	18,455	16,259
Total share-based compensation expense	13,102	10,899	50,265	44,138
Income tax benefit	(2,515)	(4,077)	(17,091)	(15,998)
Total share-based compensation expense, net of income tax benefit	$10,587	$6,822	$33,174	$28,140

*Note: These preliminary results for the three months and fiscal year ended March 31, 2019 are subject to adjustments, including subsequent events that may occur through the date of filing our Annual Report on Form 10-K.

(A) Adoption of ASC Topic 606

On April 1, 2018, we adopted the new revenue standards under Accounting Standards Codification ("ASC") Topic 606. The adoption of Topic 606 did not have an impact over the total cash flows from operating, investing, or financing activities. The following tables summarize the impacts of adopting Topic 606 on our condensed consolidated statements of operations for the three months and fiscal year ended March 31, 2019 and condensed consolidated balance sheets as of March 31, 2019 (in thousands):

	Three Months Ended March 31, 2018			Year Ended March 31, 2019
	As Reported Under Topic 606	If Reported Under Topic 605	Effect of Change	As Reported Under Topic 606	If Reported Under Topic 605	Effect of Change
Net sales	$624,308	$626,369	$(2,061)	$2,788,322	$2,784,636	$3,686

	As of March 31, 2019
	As Reported Under Topic 606	Balance Under Topic 605	Effect of Change
Accounts receivable, net	$383,309	$260,401	$122,908
Other current assets	$69,116	$60,449	$8,667
Accrued and other current liabilities	$433,897	$295,126	$138,771
Retained earnings	$1,365,036	$1,372,232	$(7,196)

(B) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended March 31, 2019 and previous periods, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Purchase accounting effect on inventory. Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment excludes the expected profit margin component that is recorded under business combination accounting principles associated with our business acquisitions. We believe the adjustment is useful to investors because such charges are not reflective of our ongoing operations.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructuring plans in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results in the current period.

Loss (gain) on investments. We recognized loss (gain) related to our investments in various companies, which varies depending on the operational and financial performance of those companies in which we invested. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.